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                                                                    Exhibit 23.4


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-33824 of ADC Telecommunications, Inc. on Form S-4 of our report dated February 24, 2000, appearing in the Annual Report on Form 10-K of PairGain Technologies, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement / Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche
Costa Mesa, California

May 22, 2000